ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”), entered into as of October 11, 2012, is executed by and between Mark Daniels, an individual (“Seller”) and Tactical Air Defense Services, Inc., a Nevada corporation (“Buyer”) (The Seller and the Buyer are hereinafter sometimes referred to individually as a “Party” and collectively as the “Parties”).

RECITALS

WHEREAS, Buyer wish to purchase from Seller certain assets of Seller which include one (1) F-5 training simulator (the “Assets,” more fully outlined in Exhibit A).

WHEREAS, on or about July 3, 2012, Buyer entered into a Settlement Agreement with Seller (the “Settlement Agreement”) wherein Buyer agreed to settle its litigational claims against Seller related to the litigation action entitled Tactical Air Defense Services, Inc., et. al v. Mark Daniels, et. al, in the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida, for and in consideration of, among other things, a Two Hundred and Fifty Thousand Dollars ($250,000.00) cash payment to Buyer (the “Settlement Payment”) which has not been delivered to Buyer as of the date of this Agreement.

WHEREAS, Seller desire to sell the Assets to Buyer pursuant to the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and in reliance upon the representations and warranties contained herein, the Parties mutually covenant and agree as follows:

SECTION 1

PURCHASE AND SALE OF ASSETS OF THE BUSINESS

Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 3 herein) Seller will sell to Buyer and Buyer will purchase from Seller the Assets.

SECTION 2

PURCHASE PRICE/ALLOCATION

Purchase Price; Cancellation of Settlement Payment.  The purchase price for the Assets shall be Two Hundred and Fifty Thousand Dollars ($250,000.00) (the “Purchase Price”). In lieu of delivery of the Purchase Price, Seller shall agree to cancel, waive and forever terminate the Settlement Payment due from Seller to Buyer pursuant to the Settlement Agreement.

SECTION 3

CLOSING DATE

The Closing Date shall be on or before October 11, 2012, (the “Closing Date” or “Closing”).

_____Seller

_____Buyer

SECTION 4

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants as follows:

4.1

Authority of Seller.  Seller has all necessary power and authority to make, execute, deliver and consummate this Agreement, and has taken all necessary actions required to be taken to authorize Seller to execute and deliver this Agreement and to perform all of their obligations, undertakings and agreements to be observed and performed hereunder.  This Agreement has been duly executed and delivered by Seller and is a valid and binding agreement of Seller.  The execution and delivery of this Agreement by Seller does not violate or result with the giving of notice or the lapse of time or both, in a violation of any provisions of, or result in the acceleration of or entitle any Party to accelerate (whether after the giving of notice, or lapse of time or both) any obligation under any mortgage, lien, lease, agreement, license, instrument, law, ordinance, regulation, order, arbitration award, judgment or decree to which Seller are a party or by which Seller or the Assets are bound, and the same does not and will not constitute an event permitting termination of any lease, agreement, license or instrument to which Seller are a party.

4.2

Title to Assets.  Seller has, and on the Closing Date will have, good, indefeasible and marketable title in and to the Assets, free and clear of any mortgage, pledge, lien, claim, security interest, charge, option or encumbrance of any nature whatsoever. Seller has taken all steps necessary or otherwise to perfect and protect their interests in and to the Assets and have the full right and power to sell, transfer and assign the Assets without restriction.

4.3

Contracts.  There are no contracts to be assigned by Seller to Buyer in connection with the Assets.

4.4

Governmental and Other Contracts.  No authorization or approval of, or exemption by, any governmental, public or self-regulatory body or authority or any other person or entity is required in connection with the execution, delivery and performance by Seller of this Agreement or any of the instruments or agreements referred to herein or the taking of any action herein contemplated.

4.5

Compliance with Laws; Licenses, Etc.  Seller is not in violation of any Federal, state or local law, statute, ordinance or regulation, including those relating to civil rights, antitrust, unfair competition, labor matters, the equal protection of the law, safety and health or the environment.

4.6

Brokers.  All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly by Seller with Buyer without the intervention of any broker or finder.  Seller has not engaged, consented to, or authorized any broker, investment banker or third party to act on their behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.  Seller agrees to hold Buyer harmless from and against all claims by third parties based upon a relationship or alleged relationship with Seller for brokerage or finders’ fees or commissions in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

4.7

Litigation.  There are no legal, administrative or other proceedings, investigation or inquiries, product liability, workmen’s compensation or other asserted claims, judgments, injunctions or restrictions, pending or outstanding or, to the best knowledge of Seller, threatened against or involving Seller or any of the Assets which could materially affect Seller or the Assets, and to the best of Seller’ knowledge, there is no basis for any of the foregoing proceedings.

4.8

Disclosure.  No representation, warranty or covenant in this Agreement, nor any document, certificate or exhibit given or delivered to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary in light of the circumstances to make the statement contained herein or therein not misleading.

_____Seller

_____Buyer

4.9

Other Material Adverse Information.  Except as set forth in this Agreement and the exhibits or schedules attached hereto, or in certificates or other documents delivered pursuant hereto, Seller has no knowledge of any facts which will or may reasonably be expected to have any material adverse effect on the value of the Assets.

SECTION 5

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller:

5.1

Brokers.  All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly by Buyer with Seller without the intervention of any broker or finder.  Buyer has not engaged, consented to, or authorized any broker, investment banker or third party to act on its behalf directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.  Buyer agrees to hold Seller harmless from and against all claims by third parties based upon a relationship or alleged relationship with Buyer for brokerage or finders’ fees or commissions in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

5.2

Disclosure.  No representation, warranty or covenant in this Agreement, nor any document, certificate or exhibit given or delivered to Seller pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in light of the circumstances to make the statement contained herein or therein not misleading.

5.3

Authority of Buyer.  Buyer has all necessary power and authority to make, execute, deliver and consummate this Agreement and has take all necessary actions required to be taken to authorize Buyer to execute and deliver this Agreement and to perform all of its obligations, undertakings and agreements to be observed and performed by it hereunder.  This Agreement has been duly executed and delivered by Buyer and is a valid and binding agreement of Buyer.

SECTION 6

PRE-CLOSING COVENANTS OF SELLER

6.1

Successor Tax Liability Filings.  Buyer shall cooperate with Seller in filing appropriate notices of the acquisition transaction contemplated by this Agreement.

6.2

Covenants.  From the date of this Agreement to the Closing, Seller covenants to:

(a)

maintain the Assets in as good a state of operating condition and repair as they are on the date hereof, except for ordinary depreciation and wear and tear;

(b)

not pledge, lease, mortgage, encumber or otherwise dispose of (except with the prior written consent of Buyer) any of the Assets;

(c)

keep in force all policies of insurance covering Seller’s Assets;

(d)

promptly notify Buyer in writing of any lawsuits, claims, proceedings or investigations of which Seller may become aware that may be threatened, brought, asserted or commenced by or against Seller, its officers or directors or involving Seller’s business or the Assets in any way;

(e)

make immediately available to Buyer and their authorized agents and accountants, for inspection, the Assets;

_____Seller

_____Buyer

(f)

cooperate with Buyer in resisting any claim of any broker, investment banker or third party to any brokerage or finder’s fee or commission against Buyer in connection with the transaction contemplated by this Agreement; and

(g)

cooperate with Buyer in transferring to Buyer any permits and licenses held by Seller necessary for the operation of the Assets, or obtaining any such permits and licenses in Buyer’s names.

SECTION 7

PRE-CLOSING COVENANT OF BUYER

From the date of this Agreement to the Closing, Buyer covenants to, upon Seller’s request, cooperate with Seller in resisting any claim of any broker, investment banker or third party to any brokerage or finder’s fee or commission against Seller in connection with the transaction contemplated by this Agreement.

SECTION 8

CONDITIONS TO BUYER’S OBLIGATIONS

All obligations of Buyer to close under this Agreement are subject to the following conditions (which may be waived only at Buyer’s option) being satisfied on or prior to the Closing Date or such other date as the context may require:

8.1

Representations and Warranties.  Each of Seller’s representations and warranties in this Agreement and the exhibits and schedules hereto shall be true on the Closing date as though such representations and warranties were made and each such exhibit and schedule were delivered at and as of the Closing Date.

8.2

Performance.  Seller shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

8.3

No Adverse Change.  Since the date of this Agreement, no material adverse changes in the Assets or the business of Seller shall occur.

8.4

Documents.  All documents required to be delivered by Seller at the Closing shall have been delivered to Buyer in a form satisfactory to Buyer.

8.5

Closing of Agreement for Purchase and Sale of Assets.  Buyer and Seller shall have closed on the transaction set forth in the Agreement for the purchase and sale of the Assets between Buyer and Seller of even date herewith.

SECTION 9

CONDITIONS TO SELLER’S OBLIGATIONS

All obligations of Seller to close under this Agreement are subject to the fulfillment as of the Closing Date of each of the following conditions (which may be waived only at Seller’s option) existing on the Closing Date or such other date as the context may require:

9.1

Representations and Warranties.  Each of Buyer’s representations and warranties in this Agreement and the exhibits and schedules hereto shall be true at the Closing Date as though said representations and warranties were made and each such exhibit and schedule were delivered at and as of the Closing Date.

9.2

Performance.  Buyer shall have complied with and performed all covenants and conditions of this Agreement required to be performed and complied with by it on or before the Closing Date.

9.3

Documents.  All documents required to be delivered to Seller at Closing shall have been delivered to Seller in a form satisfactory to Seller.

_____Seller

_____Buyer

9.4

Closing of Agreement for Purchase and Sale of Assets.  Buyer and Seller shall have closed on the transaction set forth in the Agreement for the purchase and sale of the Assets between Buyer and Seller of even date herewith.

SECTION 10

DELIVERIES AT CLOSING

10.1

By Seller.  At Closing, Seller shall deliver to Buyer the following:

(a)

Bill of Sale.  A warranty bill of sale and assignment for the Assets in the form attached hereto and made a part hereof as Exhibit B.

(b)

Certificates of Title.  All certificates of title and any other documents necessary to transfer the Assets to Buyer.

10.2

Additional Documents.  Seller shall deliver to Buyer such additional documents as shall be required or as may be appropriate in order to vest effectively in Buyer good, indefeasible and marketable title to the Assets, free and clear of all security interests, encumbrances, charges or restrictions whatsoever and to carry out the transactions contemplated by this Agreement.  Seller shall also, at the request of Buyer, take all action necessary to put Buyer in actual possession and control of the Assets and shall execute and deliver such further instruments of transfer and conveyance, including without limitation, assignments of patents, causes of action, trademarks and trade names, and take such other action as Buyer may reasonably request in order to more effectively transfer and convey to Buyer any of the Assets, to confirm the title of Buyer thereto and to assist Buyer in exercising any rights with respect thereto.

SECTION 11

EXPENSES

Seller shall pay all of their respective expenses, and Buyer shall pay all of their expenses, in connection with the authorization, preparation, execution and performance of this Agreement, including without limitation all fees and expenses of agents, representatives, counsel, accountants, consultants, brokers and finders.

SECTION 12

INDEMNIFICATION

After the Closing, the Parties shall indemnify each other as follows:

11.1

By Seller.  Seller agrees to indemnify and hold harmless Buyer against any loss, damage or expense (including court costs and reasonable attorneys’ fees) suffered by Buyer resulting from: (i) any breach by Seller of this Agreement; (ii) any inaccuracy in or breach of any representations, warranties or covenants made herein or in any document, certificate or exhibit delivered in accordance with the provisions of this Agreement; (iii) any attempt (whether or not successful) by any person to cause or require Buyer to pay or discharge any debt, obligation, liability or commitment of Seller not assumed by Buyer pursuant to this Agreement; (iv) any state or Federal tax attributable to any period of Seller’s operation prior to the Closing Date in connection with the Assets; (v) any claim arising out of the operation of Seller’s business prior to the Closing Date in connection with the Assets; (vi) any claim made by a third party alleging facts which, if true, would entitle Buyer to indemnification pursuant to this section; or (vii) any failure of Seller to comply with their obligations under this section.  Buyer shall be entitled to set off any liabilities of Seller hereunder for the purchase and sale of the Assets between the Parties of even date herewith against any portion of the Purchase Price.

_____Seller

_____Buyer

11.2

By Buyer.  Buyer agrees to indemnify and hold Seller harmless against any loss, damage or expense (including cost and reasonable attorneys’ fees) suffered by Seller resulting from: (i) any breach by the Buyer of this Agreement; (ii) any inaccuracy in or breach of any representations, warranties, or covenants of Buyer made herein or in any document, certificate or exhibit delivered by Buyer in accordance with the provisions of this Agreement; (iii) any claim made by a third party alleging facts which, if true, would entitle Seller to indemnification pursuant to this section; or (iv) any failure of Buyer to comply with its obligations under this section.

SECTION 13

MISCELLANEOUS

13.1

Reliance by Buyer Upon Representations and Warranties.  The Parties mutually agree that, notwithstanding any right of Buyer to fully investigate the affairs of Seller, and notwithstanding any knowledge of facts determined or determinable by Buyer pursuant to such investigation or right of investigation, Buyer have the right to fully rely upon the representations and warranties of Seller contained in this Agreement and on the accuracy of any document, certificate, exhibit or schedule given or delivered to Buyer pursuant to this Agreement.

13.2

Waiver.  Any waiver by either Party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Agreement.

13.3

Necessary Acts.  Each Party to this Agreement agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement.

13.4

Entire Agreement; Modifications; Waiver.  This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter contained herein. This Agreement supersedes all prior and contemporaneous agreements (other than those referenced herein), representations, and understandings of the Parties.  No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the Parties.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the Party making the waiver.

13.5

Notice.  Until otherwise specified in writing, the mailing addresses and fax numbers of the Parties of this Agreement shall be as follows:

If to Buyer: Tactical Air Defense Services, Inc. 123 West Nye Lane, Suite 517 Carson City, Nevada 89706 Attention: Alexis Korybut, CEO E-mail:	If to Seller : Mark Daniels Attention: Mark Daniels E-mail:

Any notice or statement given under this Agreement shall be deemed to have been given if delivered by national courier service with signature confirmation of receipt, fax with electronic delivery confirmation or express, priority or registered mail with delivery confirmation, addressed to the other Party at the address indicated above or at such other address which shall have been furnished in writing to the addressor, or if such delivery is refused by a Party.

13.6

Disputes.  Any dispute or other disagreement arising from or out of this Agreement shall be resolved in state court in Florida.  Any such disputes may only be resolved by a bench trial.  The interpretation and the enforcement of this Agreement shall be governed by Florida Law as applied to residents of the State of Florida relating to contracts executed in and to be performed solely within the State of Florida.  (For additional terms related to Disputes, see Section 13.7 below).

_____Seller

_____Buyer

13.7

Governing Law.  The subject matter of this Agreement shall be governed by and construed in accordance with the laws of the State of Florida (without reference to its choice of law principles), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.  EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN PALM BEACH COUNTY, FLORIDA FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM. AS A MATERIAL INDUCEMENT FOR THIS AGREEMENT, EACH PARTY SPECIFICALLY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY ISSUES SO TRIABLE.

13.8

Attorneys’ Fees.  Should any Party hereto employ an attorney for the purpose of enforcing or constituting this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other Party or Parties thereto reimbursement for all reasonable attorneys’ fees and all reasonable costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not, and that such reimbursement shall be included in any judgment or final order issued in that proceeding.  The “prevailing party” means the party determined by the court to most nearly prevail and not necessarily the one in whose favor a judgment is rendered.

13.9

Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

13.10

Severability of Provisions.  The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

13.11

Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

13.12

Binding Effect.  This Agreement shall be binding upon the Parties hereto and inure to the benefit of the Parties, their respective heirs, administrators, executors, successors and assigns.

13.13

Joint Drafting and Exclusive Agreement.  This Agreement, and those agreements referenced herein, are the only Agreements executed by and between the Parties related to the transaction described herein.  There are no additional oral agreements or other understandings related to the transaction described herein.  This Agreement shall be deemed to have been drafted jointly by the Parties hereto, and no inference or interpretation against any one Party shall be made solely by virtue of such Party allegedly having been the draftsperson of this Agreement. The Parties have each conducted sufficient and appropriate due diligence with respect to the facts and circumstances surrounding and related to this Agreement.  The Parties expressly disclaim all reliance upon, and prospectively waive any fraud, misrepresentation, negligence or other claim based on information supplied by the other Party, in any way relating to the subject matter of this Agreement.

13.14

Acknowledgments and Assent.  The Parties acknowledge that they have been given at least five (5) days to consider this Agreement and that they were advised to consult with an independent attorney prior to signing this Agreement and that they have in fact consulted with counsel of their own choosing prior to executing this Agreement. The Parties agree that they have read this Agreement and understand the content herein, and freely and voluntarily assent to all of the terms herein.

13.15

Facsimile Signatures.

The Parties hereby mutually agree that this Agreement may be executed by facsimile signatures of any one or more Parties, each of which shall have the same legal and binding force and effect as ribbon original signatures.

_____Seller

_____Buyer

SIGNATURE PAGE

IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the day and year first above written.

BUYER: Tactical Air Defense Services, Inc. _________________________________ By: Alexis Korybut Its: Chief Executive Officer	SELLER: Mark Daniels _________________________________ By: Mark Daniels An individual

_____Seller

_____Buyer

EXHIBIT A

ASSETS

_____Seller

_____Buyer

EXHIBIT B

Bill of Sale and Assignment

KNOW ALL MEN BY THESE PRESENTS, that (“Seller”), in consideration of the sum of Two Hundred and Fifty Thousand Dollars ($250,000.00), and other good and valuable consideration, in hand paid, the receipt of which is hereby acknowledged, and in accordance with the Asset Purchase Agreement by and between Seller and (“Buyer”), dated as of October 11, 2012, does hereby sell, convey, transfer, assign and deliver unto Buyer the Assets, as such term is defined in said Asset Purchase Agreement, including but not limited to those set forth in Exhibit A attached to said Asset Purchase Agreement (the “Assets”).

Seller represent and warrant to Buyer that: (i) Seller has legal title to the Assets free and clear of all liens, encumbrances and security interests, (ii) Seller has complete and unrestricted power to sell, convey, transfer, assign and deliver the Assets to Buyer, and (iii) this Bill of Sale and Assignment is binding and enforceable in accordance with its terms and effective for its purpose.

Dated: October 11, 2012

BUYER: Tactical Air Defense Services, Inc. _________________________________ By: Alexis Korybut Its: Chief Executive Officer	SELLER: Mark Daniels _________________________________ By: Mark Daniels An individual

_____Seller

_____Buyer